EXHIBIT 26(n)(2)

                 OPINION AND CONSENT OF BRIAN A. GIANTONIO, ESQ.


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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in Post-effective Amendment No. 14 to the Registration Statement on Form N-6 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,


/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life and Annuity Company



Dated: April 19, 2005